UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

Excelsior LaSalle Property Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Form 8-K/A amends and supplements the registrant’s Form 8-K filed on November 21, 2007 to include the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 21, 2007, Excelsior LaSalle Property Fund, Inc. (the “Fund”) acquired 78% tenancy-in-common interests in four student oriented apartment communities.  The gross purchase price for the four apartment communities was approximately $149.5 million, of which the Fund’s share was approximately $116.6 million.  The four apartment communities were acquired using proceeds from four cross-collateralized loans totaling $98.8 million, fixed-rate for seven years at 5.57%, interest only for the first two years.  The loans allow for an automatic one-year extension option at a floating-rate which approximates LIBOR plus 2.50%. The 22% tenancy-in-common interest owner for each of these four student housing apartment communities is an investment fund advised by LaSalle Investment Management, Inc., the advisor (the “Advisor”) to the Fund.  The tenancy-in-common agreements were executed with customary business terms which provide for the sharing of net income or loss and cash flow based on each tenant-in-common’s ownership percentage.

The primary tenants at these apartment communities are students enrolled at neighboring large state universities.  The apartments are designed such that each unit has a common living and kitchen area which is shared by two to four separate bath and bedroom suites.  The apartments’ units are leased to tenants by the bedroom.  Cabana Beach San Marcos located in San Marcos, Texas near Texas State University was built in 2006 and has 276 units and 744 bedrooms.  Cabana Beach Gainesville located in Gainesville, Florida near University of Florida was built between 2005 and 2007 and has 504 units and 1,488 bedrooms.  Campus Lodge Athens located in Athens, Georgia near University of Georgia was built in 2003 and has 240 units and 480 bedrooms.  Campus Lodge Columbia located in Columbia, Missouri near University of Missouri was built in 2005 and has 192 units and 768 bedrooms.

The four properties were acquired from Cabana Beach of San Marcos, LP, Cabana South Beach Apartments LP, Agora Suites, LLC and Campus Lodge of Columbia, Ltd., all third parties unrelated to the Fund.

Item 9.01 Financial Statements and Exhibits.

Listed below are the financial statements and pro forma financial information filed as a part of this report:

(a)	Financial Statements

The Fund is unable to obtain an audited statement of certain revenues and certain expenses for the four student oriented apartment communities, plus a fifth student oriented apartment community probable of acquisition, all acquired from the same selling group, as required by Rule 3-14 of Regulation S-X, because the management arm of the selling entities has not cooperated with the completion of an audit of its results of operation for the periods prior to our investment.

(b)	Pro Forma Financial Information

The pro forma financial information of the Fund listed in the accompanying Index to Financial Statements and Pro Forma Financial Information is filed as part of this Current Report on Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCELSIOR LASALLE PROPERTY FUND, INC.

Date: February 6, 2008	By:	/s/ Henry I. Feuerstein
Henry I. Feuerstein
Chief Executive Officer

Excelsior LaSalle Property Fund, Inc.

INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

The following pro forma financial information is presented in accordance with Article 11 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”).  In accordance with Article 11 of Regulation S-X, certain unaudited financial information for the properties acquired during 2006 and 2007 and properties probable of acquisition in 2008 that are not individually significant have also been presented.  In addition, as the properties will be directly or indirectly owned by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

EXCELSIOR LASALLE PROPERTY FUND, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2007
(UNAUDITED)

	Excelsior LaSalle Property Fund, Inc.						Excelsior LaSalle Property Fund, Inc.
	September 30, 2007 (Historical) (a)	Student Oriented Apartment Communities (b)		Other 2007 Acquisition (c)		Other Adjustments (d)	September 30, 2007 (Pro Forma)
ASSETS
Investments in real estate:
Land	$ 111,197,151	$ 38,864,573	(e)	—		—	$ 150,061,724
Buildings and equipment	572,022,046	162,277,084	(e)	$ 1,440,467	(e)	—	735,739,597
Construction in progress	1,026,821	—		—		—	1,026,821
Less accumulated depreciation	(17,339,488)	—		—		—	(17,339,488)

Net property and equipment	666,906,530	201,141,657		1,440,467		—	869,488,654
Investments in unconsolidated real estate affiliates	44,736,899	—		—		—	44,736,899
Real estate held for sale	85,474,039	—		—		—	85,474,039

Net investments in real estate	797,117,468	201,141,657		1,440,467		—	999,699,592
Cash and cash equivalents	8,650,696	(12,462,488)	(f)	(1,885,076)	(f)	$ 9,295,962	3,599,094
Restricted cash	7,796,021	(2,000,000)	(f)	(500,000)	(f)	—	5,296,021
Tenant accounts receivable, net	1,718,447	—		—		—	1,718,447
Deferred expenses, net	4,475,008	1,625,404	(g)	—		—	6,100,412
Acquired intangible assets, net	96,222,133	20,890,653	(e)	(1,121,508)	(h)	—	115,991,278
Deferred rent receivable, net	3,928,643	—		—		—	3,928,643
Prepaid expenses and other assets	7,707,618	—		—		—	7,707,618

TOTAL ASSETS	$ 927,616,034	$ 209,195,226		$ (2,066,117)		$ 9,295,962	$ 1,144,041,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes and other debt payable	$ 504,963,203	$ 192,196,000	(i)	—		$ (3,500,000)	$ 693,659,203
Liabilities held for sale	61,797,806	—		—		—	61,797,806
Accounts payable and other accrued expenses	7,045,101	—		—		—	7,045,101
Distributions payable	6,061,887	—		—		—	6.061,887
Accrued interest	2,286,237	—		—		—	2,286,237
Accrued real estate taxes	3,446,052	—		—		—	3,446,052
Manager and advisor fees payable	2,205,679	—		—		—	2,205,679
Acquired intangible liabilities, net	20,659,889	—		$ 38,299	(e)	—	20,698,188

TOTAL LIABILITIES	608,465,854	192,196,000		38,299		(3,500,000)	797,200,153
Minority interests	7,210,441	16,999,226	(j)	(2,104,416)	(k)	—	22,105,251
Commitments and contingencies	—	—		—		—	—
Stockholders’ Equity:
Common stock: $0.01 par value; 5,000,000 shares authorized; 3,463,935 shares issued and outstanding at September 30, 2007	34,640	—		—		1,066	35,706
Additional paid-in capital	370,631,574	—		—		12,794,896	383,426,470
Accumulated other comprehensive income	835,488	—		—		—	835,488
Distributions to stockholders	(42,230,597)	—		—		—	(42,230,597)
Accumulated deficit	(17,331,366)	—		—		—	(17,331,366)

Total stockholders’ equity	311,939,739	—		—		12,795,962	324,735,701

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 927,616,034	$ 209,195,226		$ (2,066,117)		$ 9,295,962	$ 1,144,041,105

See notes to pro forma consolidated balance sheet.

EXCELSIOR LASALLE PROPERTY FUND, INC.
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2007

(UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

This unaudited pro forma consolidated balance sheet of Excelsior LaSalle Property Fund, Inc. (the “Fund”) is presented as if the acquisitions made during the fourth quarter of 2007 (Cabana Beach San Marcos, Cabana Beach Gainesville, Campus Lodge Athens and Campus Lodge Columbia) and the probable acquisitions (Campus Edge Lafayette and Campus Lodge Tampa) had all occurred on September 30, 2007.  The six properties listed above are collectively referred to as the student oriented apartment communities.  Additionally, the acquisition of the minority owners 5% interest in the CHW Medical Office Portfolio (formerly referred to as the Pacific Medical Office Portfolio) which occurred on December 31, 2007 has been reflected as if it occurred on September 30, 2007.  In management’s opinion, all adjustments necessary to reflect these transactions have been included.  The pro forma consolidated balance sheet is based upon the historical financial information of the Fund and the acquisition cost and purchase price accounting for the seven acquisition transactions listed above.  Also, during the fourth quarter of 2007, the Fund sold shares of its common stock, the proceeds from which were used to finance the acquisitions listed above.  The Fund also purchased stock through a tender offer during the fourth quarter of 2007.  These stock transactions have been included in the pro forma consolidated balance sheet.  The unaudited pro forma consolidated balance sheet may not necessarily be indicative of what the actual position the Fund would have been in if such transactions had been completed on September 30, 2007.

NOTE 2 ACQUISITIONS

2007 Acquisitions

On November 21, 2007, the Fund acquired 78% tenancy-in-common interests in four student oriented apartment communities.  Cabana Beach Apartments located in San Marcos, Texas near Texas State University was built in 2006, has 276 units and 744 bedrooms and was 83% leased as of December 31, 2007.  Cabana Beach Apartments located in Gainesville, Florida near University of Florida was built between 2005 and 2007, has 504 units and 1,488 bedrooms and was 84% leased as of December 31, 2007.  Campus Lodge Apartments located in Athens, Georgia near University of Georgia was built in 2003, has 240 units and 480 bedrooms and was 90% leased as of December 31, 2007.  Campus Lodge Apartments located in Columbia, Missouri near University of Missouri was built in 2005, has 192 units and 768 bedrooms and was 63% leased as of December 31, 2007.

On December 31, 2007, the Fund acquired the minority owners 5% interest in the limited liability company that owns a portfolio of leasehold interests in fifteen medical office buildings encompassing 755,000 square-feet of space located throughout Southern California and the greater Phoenix metropolitan area, which we refer to as the CHW Medical Office Portfolio.  The buildings were built between 1979 and 1997 and were 90% leased as of December 31, 2007.  This portfolio was previously consolidated based on the provisions of FASB Interpretation No. 46(R) “Consolidation of Variable Interest Entities.”

2008 Acquisition

On January 14, 2008, the Fund acquired a 78% tenancy-in-common interest in a student oriented apartment community located in Lafayette, Louisiana near University of Louisiana - Lafayette.  Campus Edge Lafayette was built in 2007 and has 168 units and 524 bedrooms.  The property was 100% leased as of December 31, 2007.

Probable Acquisition

During the first quarter of 2008, the Fund expects to acquire a 78% tenancy-in-common interest in a student oriented apartment community located in Tampa, Florida near University of South Florida.  Campus Lodge Tampa was built in 2001 and has 312 units and 1,068 bedrooms.  The property was 97% leased as of  December 31, 2007.

NOTE 3 PRO FORMA ADJUSTMENTS

(a)	Reflects the September 30, 2007 historical Consolidated Balance Sheet of the Fund as reported in its Form 10-Q as of September 30, 2007 (filed November 7, 2007).

(b)	Reflects the purchase price accounting for the six student oriented apartment communities acquired or probable of acquisition by the Fund, as if these acquisitions all occurred on September 30, 2007.

(c)
Reflects the purchase price accounting for the Fund’s December 31, 2007 acquisition of the minority owners 5% interest in the limited liability company that owns CHW Medical Office Portfolio, as if this acquisition had occurred on September 30, 2007.

(d)
Adjustment represents the issuance of 191,377 shares of common stock less the purchase of 84,699 shares through a tender offer.  Net cash proceeds were $12,795,962, of which $3,500,000 was used to pay down the line of credit. The remaining proceeds were used for the acquisition of the student oriented apartment communities.

(e)	Adjustment relates to purchase price allocations made in accordance with FASB Statements No. 141, “Business Combinations” (“SFAS 141”) and No. 142, “Goodwill and Intangible Assets” (“SFAS 142”).

(f)	Adjustment related to cash on hand and escrow deposits used, in part, to fund the related acquisitions.

(g)	Deferred expenses are for finance fees related to the debt obtained to finance the acquisition of the six student oriented apartment communities.

(h)	Adjustment relates to a reclass of a tenant improvement and lease commission funding commitment intangible asset used to fund the acquisition.

(i)	Represents the debt obtained to finance the acquisitions of the six student oriented apartment communities. The following table describes the debt:

Property	Amount	Rate	Term

Cabana Beach San Marcos	$19,650,000	5.57% Fixed	7 years, interest only for the first 2 years
Cabana Beach Gainesville	$49,107,500	5.57% Fixed	7 years, interest only for the first 2 years
Campus Lodge Athens	$13,723,000	5.57% Fixed	7 years, interest only for the first 2 years
Campus Lodge Columbia	$16,341,000	5.57% Fixed	7 years, interest only for the first 2 years
Campus Edge Lafayette	$17,465,500	5.57% Fixed	7 years, interest only for the first 2 years
Campus Lodge Tampa	$33,500,000	5.95% Fixed	9 years, interest only for the first 5 years
Line of Credit	$42,409,000	LIBOR + 150 bps Variable	Line matures in February 2009

(j)	Represents the minority owners 22% interest in the student oriented apartment communities.

(k)	Represents the elimination of the minority owners interest in the CHW Medical office Portfolio.

EXCELSIOR LASALLE PROPERTY FUND, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(UNAUDITED)

	Excelsior LaSalle Property Fund, Inc.	Certain Revenues and Expenses					Excelsior LaSalle Property Fund, Inc.
	For the Year Ended December 31, 2006 (Historical) (a)	Student Oriented Apartment Communities (Historical) (b)	2006 Acquisitions (Historical) (c)	Other 2007 Acquisitions (Historical) (d)	2006 and 2007 Acquisitions Adjustments		For the Year Ended December 31, 2006 (Pro Forma)
Revenues:

Minimum rents	$ 36,453,929	$ 11,585,396	$ 2,814,335	$ 11,160,738	$ 561,685	(e)	$ 62,576,083
Tenant recoveries and other rental income	9,219,432	641,577	560,222	630,308	—		11,051,539

Total revenues	45,673,361	12,226,973	3,374,557	11,791,046	561,685		73,627,622

Operating expenses:

Real estate taxes	4,983,152	868,827	512,426	569,484	—		6,933,889
Property operating	8,071,719	5,922,122	861,684	804,627	701,854	(f)	16,362,006
Manager and advisor fees	5,176,217	—	—	—	1,275,474	(g)	6,451,691
Fund level expenses	2,035,099	—	—	—	50,882	(h)	2,085,981
Provision for doubtful accounts	358,742	—	—	—	—		358,742
General and administrative	420,868	—	—	—	—		420,868
Depreciation and amortization	17,005,842	—	—	—	32,754,124	(i)	49,759,966

Total operating expenses	38,051,639	6,790,949	1,374,110	1,374,111	34,782,334		82,373,143

Operating income	7,621,722	5,436,024	2,000,447	10,416,935	(34,220,649)		(8,745,521)

Other income and (expenses):

Interest income	1,562,157	—	—	—	—		1,562,157
Interest expense	(15,822,567)	(2,038,583)	(777,981)	(2,684,922)	(12,672,088)	(j)	(33,996,141)
Loss allocated to minority interests	155,606	—	—	(152,400)	5,478,537	(k)	5,481,743
Equity in income (loss) of unconsolidated affiliates	424,956	—	—	—	—		424,956

Total other income and (expenses):	(13,679,848)	(2,038,583)	(777,981)	(2,837,322)	(7,193,551)		(26,527,285)

Net loss from continuing operations	$ (6,058,126)	$ 3,397,441	$ 1,222,466	$ 7,579,613	$ (41,414,200)		$ (35,272,806)

Net loss from continuing operations per share-basic and diluted	$ (2.59)						$ (9.83)

Weighted average common stock outstanding-basic and diluted (l)	2,341,367						3,586,850

See notes to pro forma consolidated statement of operations.

EXCELSIOR LASALLE PROPERTY FUND, INC.
NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

This unaudited pro forma consolidated statement of operations of Excelsior LaSalle Property Fund, Inc. (the “Fund”) is presented as if the acquisitions made in 2006 (Stirling Slidell Shopping Centre and 9800 South Meridian), 2007 (18922 Forge Drive, Station Nine Apartments, Westar Office Portfolio, Canyon Plaza, the remaining 5% interest in the CHW Medical Office Portfolio (formerly referred to as the Pacific Medical Office Portfolio), Cabana Beach Gainesville, Campus Lodge Athens and Campus Lodge Columbia) and the probable 2008 acquisition (Campus Lodge Tampa) had all occurred on January 1, 2006.  The acquisition of the District at Howell Mill is presented as if it occurred on October 15, 2006 (Date of Construction Completion).  The acquisition of Cabana Beach San Marcos is presented as if it occurred on October 1, 2006 (Date of Construction Completion).  The 2006 acquisition of Metropolitan Park North has not been included in the historical results or the pro forma information as it was held for sale during the third and fourth quarters of 2007 and reported as a discontinued operation.  Our pro forma financial information reports only continuing operations.  In management’s opinion, all adjustments necessary to reflect these transactions have been included.  The pro forma consolidated statement of operations is based upon the historical financial information of the Fund and the historical financial information of each of the above mentioned entities for the year ended December 31, 2006.  The unaudited pro forma consolidated statement of operations may not necessarily be indicative of what actual results of the Fund would have been if such transactions had been completed as of January 1, 2006 nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS

2006 Acquisitions

On December 14, 2006, the Fund acquired Stirling Slidell Shopping Centre, a 139,000 square-foot, multi-tenant retail center located approximately 35 miles northeast of New Orleans, Louisiana, built in 1994 with lease expirations through 2020.

On December 26, 2006, the Fund acquired a 90% membership interest in 9800 South Meridian, a 129,000 square-foot, multi-tenant office building located in suburban Denver, Colorado, built in 1994 with tenant lease expirations through 2009. The building will undergo significant upgrades over the next two years that will involve increasing the rentable space by approximately 10,000 square-feet.

2007 Acquisitions

On February 14, 2007, the Fund acquired a 90% membership interest in 18922 Forge Drive, a 91,200 square-foot, multi-tenant office building located in Cupertino, California. The property was 100% leased as of December 31, 2007, under net leases with tenant expirations through 2010. The property’s tenants are IBM and Oracle, which have both sub-leased their space to other technology companies.

On April 16, 2007, the Fund acquired Station Nine Apartments, a 323 unit apartment complex located in Durham, North Carolina adjacent to the Duke University campus.  The property was 98% leased as of December 31, 2007,with leases generally expiring within one year.

On June 13, 2007, the Fund acquired Westar Office Portfolio, comprised of two office buildings located in St. Charles, Missouri totaling 141,000 square-feet, which are currently leased to a single-tenant. The properties were 100% leased as of December 31, 2007, under net leases through 2014 and 2016.

On June 15, 2007, the Fund acquired an 87.85% Tenant in Common interest in The District at Howell Mill, a 310,000 square-foot power shopping center located in Atlanta, Georgia. The property’s largest tenants are Wal-Mart, TJ Maxx, Office Depot, and PetSmart. The property was 100% leased as of December 31, 2007, with leases expiring through 2026. Tenants of this center pay their pro rata share of the property’s operating expenses.

On June 26, 2007, the Fund acquired Canyon Plaza, a 199,000 square-foot, single-tenant office building located in San Diego, California. The property was 100% leased as of December 31, 2007, under a net lease expiring in 2017. The property’s tenant is Conexant Systems, Inc, which has sub-leased a portion of its space to another technology company.

On November 21, 2007, the Fund acquired 78% tenancy-in-common interests in four student oriented apartment communities.  Cabana Beach Apartments located in San Marcos, Texas near Texas State University was built in 2006, has

276 units and 744 bedrooms and was 83% leased as of December 31, 2007.  Cabana Beach Apartments located in Gainesville, Florida near University of Florida was built between 2005 and 2007, has 504 units and 1,488 bedrooms and was 84% leased as of December 31, 2007.  Campus Lodge Apartments located in Athens, Georgia near University of Georgia was built in 2003, has 240 units and 480 bedrooms and was 90% leased as of December 31, 2007.  Campus Lodge Apartments located in Columbia, Missouri near University of Missouri was built in 2005, has 192 units and 768 bedrooms and was 63% leased as of December 31, 2007.

On December 31, 2007, the Fund acquired the minority owners 5% interest in the limited liability company that owns a portfolio of leasehold interests in fifteen medical office buildings encompassing 755,000 square-feet of space located throughout Southern California and the greater Phoenix metropolitan area, which we refer to as the CHW Medical Office Portfolio.  The buildings were built between 1979 and 1997 and were 90% leased as of December 31, 2007.  This portfolio was previously consolidated based on the provisions of FASB Interpretation No. 46(R) “Consolidation of Variable Interest Entities.”

Probable Acquisition

During the first quarter of 2008, the Fund expects to acquire a 78% tenancy-in-common interest in a student oriented apartment community located in Tampa, Florida near University of South Florida.  Campus Lodge Tampa was built in 2001, has 312 units and 1,068 bedrooms and was 97% leased as of December 31, 2007.

The 2008 acquisition of Campus Edge Lafayette has not been included as construction was not completed until 2007.

NOTE 3 PRO FORMA ADJUSTMENTS

(a)
Reflects the December 31, 2006 historical Consolidated Statement of Operations of the Fund as reported in its Form 10-K for the Year Ended December 31, 2006 (filed March 16, 2007) subject to a reclass for the discontinued operation of Metropolitan Park North, which was held for sale during the third and fourth quarters of 2007.

(b)	Reflects the historical operations of the five student oriented apartment communities from January 1, 2006 (or date of construction completion) through December 31, 2006.

(c)	Reflects the historical operations of Stirling Slidell Shopping Centre and 9800 South Meridian for the period from January 1, 2006 to the acquisition date of the respective property.

(d)
Reflects the historical operations of 18922 Forge Drive, Station Nine Apartments, Westar Office Portfolio, Canyon Plaza, and the remaining 5% interest in the CHW Medical Office Portfolio for the period from January 1, 2006 through December 31, 2006.  The historical results of the District at Howell Mill have been included from October 15, 2006 (date of Construction Completion) through December 31, 2006.

(e)
Minimum rents have been adjusted to represent the effect of the amortization of acquired above- and below- market leases.  Included in the adjustment to minimum rents is $0 related to the student oriented apartment communities.

(f)
Property operating expenses have been adjusted to represent the effect of property management fees that would have been paid to the property managers per the current management agreement.  Property management fees are earned as a percentage of cash collections.  Included in the adjustment to property operating expenses is approximately $367,000 related to the student oriented apartment communities.

(g)
Manager and advisor fees have been adjusted to represent the increase in Net Asset Value (“NAV”) as of January 1, 2006 as a result of the 2006 and 2007 acquisitions.  Under the terms of the Management and Advisory Agreements, the Fund pays each the Manager and Advisor an annual fixed fee equal to 0.75% of NAV, calculated quarterly.  Under the terms of the Management and Advisory Agreements, the Fund also pays the Manager and Advisor an aggregate annual variable fee equal to 7.50% of the Variable Fee Base Amount, as defined in the Advisory Agreement, calculated quarterly.  Manager and advisor fees were decreased by approximately $42,000 related to the student oriented apartment communities as a result of the additional interest expense on the line of credit borrowings used to finance the acquisitions.

(h)
Reflects an increase in expenses allowed under the expense limitation and reimbursement agreement with the Manager due to increase in NAV as of January 1, 2006 as a result of the 2006 and 2007 acquisitions.  The Fund has entered into an expense limitation and reimbursement agreement with the Manager, which limits certain Fund expenses to 0.75% of NAV annually. The expenses subject to the limitation include fees paid to the auditors, stockholder administrator, legal counsel related to the organization of the Fund or share offering, printing costs, mailing costs, fees associated with the board of directors, cost of maintaining directors and officers insurance, blue sky fees and all Fund-level organizational costs.

(i)
The depreciation and amortization adjustment reflects the impact of the 2006 acquisitions and 2007 acquisitions, as if such properties were acquired on January 1, 2006.  Included in the depreciation and amortization adjustment is approximately $22.9 million related to the student oriented apartment communities.  Large amounts of in-place lease amortization are recorded during the first year of ownership as all leases run for one year.

(j)
Interest expense adjustment reflects an increase in borrowings.  In connection with the 2006 and 2007 acquisitions described above, the Fund obtained approximately $292.4 million of mortgage debt.  Included in the $292.4 million is $46.6 million of variable rate debt.  Should interest rates increase by 12.5 basis points interest expense would have been increased by approximately $58,000 for 2006.  Included in the interest expense adjustment is approximately $7.4 million related to the student oriented apartment communities.

(k)
The minority interest adjustment reflects the net loss attributable to minority interests in conjunction with the acquisition of 9800 South Meridian, 18922 Forge Drive, The District at Howell Mill and the student oriented apartment communities.  Included in the adjustment to minority interest is approximately $5.4 million of loss allocated to minority interests related to the student oriented apartment communities.

(l)	The increase in common stock outstanding reflects the issuance of shares throughout 2006 and 2007 used to finance the 2006 and 2007 acquisitions.

EXCELSIOR LASALLE PROPERTY FUND, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(UNAUDITED)

	Excelsior LaSalle Property Fund, Inc.	Certain Revenues and Expenses				Excelsior LaSalle Property Fund, Inc.
	For the Nine Months Ended September 30, 2007 (Historical) (a)	Student Oriented Apartment Communities (Historical) (b)	Other 2007 Acquisitions (Historical) (c)	2007 Acquisitions Adjustments		For the Nine Months Ended September 30, 2007 (Pro Forma)
Revenues:

Minimum rents	$ 37,946,986	$ 13,723,327	$ 6,284,281	$ 263,558	(d)	$ 58,218,152

Tenant recoveries and other rental income	9,778,013	808,830	636,225	—		11,223,068

Total revenues	47,724,999	14,532,157	6,920,506	263,558		69,441,220

Operating expenses:

Real estate taxes	5,047,226	1,635,367	435,955	—		7,118,548

Property operating	8,294,445	6,550,400	497,991	568,606	(e)	15,911,442

Manager and advisor fees	5,394,257	—	—	600,189	(f)	5,994,446

Fund level expenses	1,919,934	—	—	—		1,919,934

Provision for doubtful accounts	257,003	—	—	—		257,003

General and administrative	295,357	—	—	—		295,357

Depreciation and amortization	20,564,859	—	—	11,297,548	(g)	31,862,407

Total operating expenses	41,773,081	8,185,767	933,946	12,466,343		63,359,137

Operating income	5,951,918	6,346,390	5,986,560	(12,202,785)		6,082,083

Other income and (expenses):

Interest income	1,494,907	—	—	—		1,494,907

Interest expense	(16,998,223)	(1,528,938)	(1,941,271)	(8,999,220)	(h)	(29,467,652)

Loss allocated to minority interests	215,219	—	—	779,383	(i)	994,602

Equity in income (loss) of unconsolidated affiliates	881,610	—	—	—		881,610

Loss on foreign currency derivative	(500,972)	—	—	—		(500,972)

Total other income and (expenses):	(14,907,459)	(1,528,938)	(1,941,271)	(8,219,837)		(26,597,505)

Net loss from continuing operations	$ (8,955,541)	$ 4,817,452	$ 4,045,289	$ (20,422,622)		$ (20,515,422)

Net loss from continuing operations per share-basic and diluted	$ (2.84)					$ (5.72)

Weighted average common stock outstanding-basic and diluted (j)	3,151,253					3,586,850

See notes to pro forma consolidated statement of operations.

EXCELSIOR LASALLE PROPERTY FUND, INC.
NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

This unaudited pro forma consolidated statement of operations of Excelsior LaSalle Property Fund, Inc. (the “Fund”) is presented as if the acquisitions made in 2007 (18922 Forge Drive, Station Nine Apartments, Westar Office Portfolio, The District at Howell Mill, Canyon Plaza, the remaining 5% interest in the CHW Medical Office Portfolio (formerly referred to as the Pacific Medical Office Portfolio), Cabana Beach San Marcos, Cabana Beach Gainesville, Campus Lodge Athens and Campus Lodge Columbia) and the probable 2008 acquisitions (Campus Edge Lafayette and Campus Lodge Tampa) had all occurred on January 1, 2006 and were owned throughout 2007.  Campus Edge Lafayette is included from the date of Construction Completion, May 31, 2007 through September 30, 2007.  The 2007 operations of Metropolitan Park North have not been included in the historical results or the pro forma information as it was held for sale during the third and fourth quarters of 2007 and reported as discontinued operations.  Our pro forma financial information reports only continuing operations.  In management’s opinion, all adjustments necessary to reflect these transactions have been included.  The pro forma consolidated statement of operations is based upon the historical financial information of the Fund, and the historical financial information of each of the above mentioned entities for the nine months ended September 30, 2007.  The unaudited pro forma consolidated statement of operations may not necessarily be indicative of what actual results of the Fund would have been if such transactions had been completed as of January 1, 2006 and owned throughout 2007, nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS

2007 Acquisitions

On February 15, 2007, the Fund acquired a 90% membership interest in 18922 Forge Drive, a 91,200 square-foot, multi-tenant office building located in Cupertino, California. The property was 100% leased as of December 31, 2007, under net leases with tenant expirations through 2010. The property’s tenants are IBM and Oracle, which have both sub-leased their space to other technology companies.

On April 16, 2007, the Fund acquired Station Nine Apartments, a 323 unit apartment complex located in Durham, North Carolina adjacent to the Duke University campus.  The property was 98% leased as of December 31, 2007 with leases generally expiring within one year.

On June 13, 2007, the Fund acquired Westar Office Portfolio, comprised of two office buildings located in St. Charles, Missouri totaling 141,000 square-feet, which are currently leased to a single-tenant. The properties were 100% leased as of December 31, 2007, under net leases through 2014 and 2016.

On June 15, 2007, the Fund acquired an 87.85% Tenant in Common interest in The District at Howell Mill, a 310,000 square-foot power shopping center located in Atlanta, Georgia. The property’s largest tenants are Wal-Mart, TJ Maxx, Office Depot, and PetSmart. The property was 100% leased as of December 31, 2007, with leases expiring through 2026. Tenants of this center pay their pro rata share of the property’s operating expenses.

On June 26, 2007, the Fund acquired Canyon Plaza, a 199,000 square-foot, single-tenant office building located in San Diego, California. The property was 100% leased as of December 31, 2007, under a net lease expiring in 2017. The property’s tenant is Conexant Systems, Inc, which has sub-leased a portion of its space to another technology company.

On November 21, 2007, the Fund acquired 78% tenancy-in-common interests in four student oriented apartment communities.  Cabana Beach Apartments located in San Marcos, Texas near Texas State University was built in 2006, has 276 units and 744 bedrooms and was 83% leased as of December 31, 2007.  Cabana Beach Apartments located in Gainesville, Florida near University of Florida was built between 2005 and 2007, has 504 units and 1,488 bedrooms and was 84% leased as of December 31, 2007.  Campus Lodge Apartments located in Athens, Georgia near University of Georgia was built in 2003, has 240 units and 480 bedrooms and was 90% leased as of December 31, 2007.  Campus Lodge Apartments located in Columbia, Missouri near University of Missouri was built in 2005, has 192 units and 768 bedrooms and was 63% leased as of December 31, 2007.

On December 31, 2007, the Fund acquired the minority owners 5% interest in the limited liability company that owns a portfolio of leasehold interests in fifteen medical office buildings encompassing 755,000 square-feet of space located throughout Southern California and the greater Phoenix metropolitan area, which we refer to as the CHW Medical Office Portfolio.  The buildings were built between 1979 and 1997 and were 90% leased as of December 31, 2007.  This portfolio was previously consolidated based on the provisions of FASB Interpretation No. 46(R) “Consolidation of Variable Interest Entities.”

2008 Acquisition

On January 14, 2008, the Fund acquired a 78% tenancy-in-common interest in a student oriented apartment community located in Lafayette, Louisiana near University of Louisiana - Lafayette.  Campus Edge Lafayette was built in 2007, has 168 units and 524 bedrooms and was 100% leased as of December 31, 2007.

Probable Acquisition

During the first quarter of 2008, the Fund expects to acquire a 78% tenancy-in-common interest in a student oriented apartment community located in Tampa, Florida near University of South Florida.  Campus Lodge Tampa was built in 2001, has 312 units and 1,068 bedrooms and was 97% leased as of December 31, 2007.

NOTE 3 PRO FORMA ADJUSTMENTS

(a)	Reflects the September 30, 2007 historical Consolidated Statement of Operations of the Fund as reported in its Form 10-Q for the Nine Months Ended September 30, 2007 (filed November 7, 2007).

(b)
Reflects the historical operations of the student oriented apartment communities for the period from January 1, 2007 through September 30, 2007 for Cabana Beach San Marcos, Cabana Beach Gainesville, Campus Lodge Athens and Campus Lodge Columbia and Campus Lodge Tampa.  Campus Edge Lafayette is included from the date of Construction Completion, May 31, 2007 through September 30, 2007.

(c)
Reflects the historical operations of 18922 Forge Drive, Station Nine Apartments, Westar Office Portfolio, Canyon Plaza and the District at Howell Mill for the period from January 1, 2007 through the acquisition date of the respective property.  The remaining 5% interest in the CHW Medical Office Portfolio has been included for the period from January 1, 2007 through September 30, 2007.

(d)
Minimum rents have been adjusted to represent the effect of the amortization of acquired above- and below- market leases.  Included in the minimum rents adjustment is $0 related to the student oriented apartment communities.

(e)
Property operating expenses have been adjusted to represent the effect of property management fees that would have been paid to the property managers per the current management agreement.  Property management fees are earned as a percentage of cash collections.  Included in the property operating adjustment is approximately $436,000 related to the student oriented apartment communities.

(f)
Manager and advisor fees have been adjusted to represent the increase in Net Asset Value (“NAV”) as of January 1, 2006 as a result of the 2006 and 2007 acquisitions.  Under the terms of the Management and Advisory Agreements, the Fund pays each the Manager and Advisor an annual fixed fee equal to 0.75% of NAV, calculated quarterly.  Under the terms of the Management and Advisory Agreements, the Fund also pays the Manager and Advisor an aggregate annual variable fee equal to 7.50% of the Variable Fee Base Amount, as defined in the Advisory Agreement, calculated quarterly.  Included in the manager and advisor fees adjustment is a decrease of approximately $62,000 related to the student oriented apartment communities.

(g)
The depreciation and amortization adjustment reflects the impact of the 2007 acquisitions from January 1, 2007 through the acquisition date of the properties, as if such properties were acquired on January 1, 2006 (or date of construction completion) and owned throughout 2007.  Included in the depreciation and amortization adjustment is approximately $8.8 million related to the student oriented apartment communities.

(h)
Interest expense adjustment reflects an increase in borrowings.  In connection with the 2006 and 2007 acquisitions described above, the Fund obtained approximately $250.3 million of mortgage debt.  Included in the $250.3 million is $44.0 million of variable rate debt.  Should interest rates increase by 12.5 basis points interest expense would have been increased by approximately $55,000 for 2007.  Included in the interest expense adjustment is approximately $7.3 million related to the student oriented apartment communities.

(i)
The minority interest adjustment reflects income attributable to minority interests in conjunction with the acquisition of 18922 Forge Drive, The District at Howell Mill and the student oriented apartment communities.  Included in the minority interest adjustment is approximately $946,000 of loss allocated to minority interests related to the student oriented apartment communities.

(j)	The increase in common stock outstanding reflects the issuance of shares throughout 2007 used to finance the 2007 acquisitions.

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